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                                                                      EXHIBIT 11
                                 IN HOME HEALTH, INC.
                          COMPUTATION OF PER SHARE EARNINGS
                FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
                   (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                              1997         1996      1995
                                            ---------   --------   --------

PRIMARY:
Income (loss) applicable to common stock    $ (22,852)  $ (3,501)  $  1,621
                                            ---------   --------   --------
                                            ---------   --------   --------

Shares:
  Weighted average number of shares
    outstanding during the period              16,325     16,340     16,062
  Shares issuable in connection with
    stock options and warrants less
    shares purchasable from proceeds               23        125        242
                                            ---------   --------   --------
  Total shares                                 16,348     16,465     16,304
                                            ---------   --------   --------
                                            ---------   --------   --------
  Income (loss) per common and
    common equivalent share                 $   (1.40)  $   (.21)  $    .10
                                            ---------   --------   --------
                                            ---------   --------   --------

ASSUMING FULL DILUTION:
Income (loss) applicable to common stock    $ (22,852)  $ (3,501)  $  1,621
                                            ---------   --------   --------
                                            ---------   --------   --------

Shares:
  Weighted average number of shares
    outstanding during the period              16,325     16,340     16,062
  Shares issuable in connection with
    stock options and warrants less
    shares purchasable from proceeds               23        125        352
                                            ---------   --------   --------
  Total shares                                 16,348     16,465     16,414
                                            ---------   --------   --------
                                            ---------   --------   --------
  Income (loss) per common and
    common equivalent share                 $   (1.40)  $   (.21)  $    .10
                                            ---------   --------   --------
                                            ---------   --------   --------

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